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                                                                    EXHIBIT 99.3

DAMES & MOORE GROUP
Computation of Ratio of Earnings to Fixed Charges
(in thousands)

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

                                                                                 Year ended
                                                     ------------------------------------------------------------------
                                                       March 26,     March 27,    March 28,     March 29,    March 31,
                                                          1999          1998         1997          1996         1995

Earnings before income taxes                          $  6,676      $ 33,518     $ 31,489      $ 37,331     $ 31,772
                                                     ==================================================================

Fixed charges:

  Interest expense                                    $ 18,481      $ 10,292     $  7,386      $  2,844     $    149

  Appropriate protion (1/3) of rentals                  10,995         8,122        7,872         6,730        5,269
                                                     ------------------------------------------------------------------

Total fixed charges                                   $ 29,476      $ 18,414     $ 15,258      $  9,574     $  5,418
                                                     ==================================================================

Earnings before income taxes plus fixed charges       $ 36,152      $ 51,932     $ 46,747      $ 46,905     $ 37,190
                                                     ==================================================================

Ratio of earnings to fixed charges                         1.2           2.8          3.1           4.9          6.9
                                                     ==================================================================
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